Exhibit 10.2

PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS
(39905. BABCOCK ST MELBOURNE, FL)

THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS ("Agreement") is made and entered into as of November 16, 2016, by and between B.H. MELBOURNE DELAWARE, LLC, a Delaware limited liability company ("Seller"), and RICH UNCLES NNN OPERATING PARTNERSHIP, LP, a Delaware limited partnership ("Buyer"). In consideration of the mutual agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller agrees to sell, and Buyer desires to purchase, the Property described below, for the Purchase Price and upon the terms and conditions set forth below:

ARTICLE 1
DEFINITIONS

1.1. Certain Basic Terms.	With copies to:

1.1.1. Buyer address for Notice:	Daniel K. Winton
4685 MacArthur Court
Rich Uncles NNN Operating	Suite 450
Partnership, LP	Newport Beach, CA 92660
3080 Bristol Street, Suite 550
Costa Mesa, CA 92626	Attn: Daniel K. Winton
Phone: (949) 252-0516
Attn: David Perduk
Phone: (949) 873-6535	Email: dwinton@wintonlaw.com

Email: david@richuncles.com	With copies to:

1.1.2. Seller address for Notice:	B.H. Melbourne Delaware, LLC
do B.H. Management, Inc.
B.H. Melbourne Delaware, LLC	11111 Santa Monica Blvd. Suite 600
c/o B.H. Management, Inc.	Los Angeles, CA 90025
11111 Santa Monica Blvd. Suite 600	Attn: Todd Allen
Los Angeles, CA 90025	Phone: (310) 820-8888
Attn: Brian Park	Email: todd.allen@bhproperties.com
Phone: (310) 820-8888
Email: brian.park@bhproperties.com

1.1.3. "Real Property" means the Land and the Improvements, and consists primarily of commercial property generally located at 3990 S. Babcock St., Melbourne, Brevard County, Florida 32901.

1.1.4. "Purchase Price" means Fourteen Million Two Hundred Six Thousand One Hundred Sixty-Three Dollars ($14,206,163).

1.1.5. "Deposit" means Five Hundred Thousand Dollars ($500,000.00) in Good Funds (defined in Section 2.1 below).

1.1.6. "Inspection Period" means the period commencing upon the Effective Date and ending at 5:00 p.m., Pacific Time on the thirtieth (30th) day thereafter.

1.1.7. "Closing Date" means a mutually approved date between January 10, 2017 and January 12, 2017, subject to extension as provided in Section 4.2.2 below.

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1.1.8. "Broker" means CBRE (Ronald Rogg).

1.1.9. "PMK" means Brian Park, asset manager for the Property.

1.2.       "Business Day" means a day that is neither a Saturday, Sunday, Federal holiday, nor any other day on which a significant number of banking institutions in the county in which the Real Property is situated are in fact closed.

1.3.       "Effective Date" means that date upon which the later of Buyer and Seller execute this

Agreement.

1.4.       "Property" means, collectively, the Real Property, and all of Seller's right, title and interest, if any, in the Contracts, the Intangible Property, the Lease, the Personal Property and the Security Deposit, as such terms are defined below:

1.4.1. "Land" means that certain real property parcels legally described on Exhibit "A" attached hereto, together with all right, title and interest of Seller, reversionary or otherwise, in and to all easements in or upon such land and all other rights and appurtenances belonging or in anywise pertaining to such land.

1.4.2. "Improvements" means all structures, improvements and fixtures located on the Land.

1.4.3. "Contracts" means all service, supply, maintenance and construction contracts, if any, relating to the Real Property or Personal Property.

1.4.4. "Intangible Property" means all assignable intangible personal property, if any, now or through the date of Closing owned by Seller and arising out of or in connection with Seller's ownership of the Real Property and the Personal Property, including the right to use the current names, logos, trademarks, URLs, web addresses, websites, and trade names of the Real Property, the goodwill of Seller in connection with the Real Property, all development rights, entitlements, concurrency rights, zoning rights, all licenses, permits and certificates of occupancy issued by governmental authorities relating to the use, maintenance, occupancy and/or operation of the Real Property and Personal Property, all plans, specifications and drawings relating to the construction of the Improvements, and all warranties and guaranties with respect to the Real Property.

1.4.5. "Lease" means that certain Lease with Northrop Grumman Systems Corporation.

1.4.6. "Personal Property" means all fixtures, furniture, carpeting, draperies, appliances, building supplies, equipment, machinery, inventory, and other tangible items of personal property owned by Seller and presently affixed, attached to, placed or situated upon the Real Property and used in connection with the ownership, operation and occupancy of the Real Property. Personal Property does not include any items of personal property leased to Seller or otherwise owned by third parties.

1.4.7. "Security Deposit" means that certain refundable security deposit of Tenant specified in the Lease, whether or not held by and in the possession of Seller, which are listed on the rent roll to be provided pursuant to Exhibit "B" attached hereto.

1.4.8. "Tenant" means Northrop Grumman Systems Corporation.

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1.5.       "Affiliate" means any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Buyer, as the case may be. For the purposes of this definition, "control" and "controlled" mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise. It is acknowledged and agreed that any limited liability company in which Buyer directly or indirectly serves as a Manager and directly or indirectly holds at least five percent (5%) of the total membership interests shall constitute an Affiliate of Buyer.

1.6.        "Escrow Holder" means:

First American Title Insurance Company
3281 East Guasti Road, Suite 440
Ontario, CA 91761
Attn:	Erin GraeberBougie
Phone:	(909) 510-6200
Email:	egraeberbougie@firstam.com

1.7        "Title Company" means:

First American Title Insurance Company
3281 East Guasti Road, Suite 440
Ontario, CA 91761
Attn:	Erin GraeberBougie
Phone:	(909) 510-6200
Email:	egraeberbougiea,firstam.com

ARTICLE 2

PURCHASE PRICE: DEPOSIT

2.1.        Purchase Price. The Purchase Price shall be payable to Seller at the closing ofthe transaction contemplated hereby ("Closing") by wire transfer of immediately available federal funds ("Good Funds"), which must be delivered in a manner to permit Escrow Holder to deliver to the Seller or its designee on the Closing Date.

2.2.        Deposit. Within two (2) Business Days after the date upon which Escrow Holder confirms receipt of a copy of this Agreement executed by Seller and Buyer, Buyer shall deposit with Escrow Holder, by wire transfer the Deposit. If any portion of the Deposit is not delivered by Buyer to Escrow Holder within the required 2-Business Day period, then Seller shall have the right to terminate this Agreement by delivering notice to Buyer and Escrow Holder. Upon receipt, should Buyer so request, Escrow Holder shall deposit the Deposit into an interest-bearing money market account maintained at a federally insured state or national bank located in the state in which the Real Property is situated. All interest earned shall be reported to the Internal Revenue Service as income of Buyer. Buyer shall promptly execute all forms reasonably requested by Escrow Holder in connection with depositing the Deposit in an interest-bearing account.

2.3.        Disposition of Deposit. If the transaction contemplated hereby is consummated in accordance with the terms and provisions hereof, the Deposit shall be credited against the Purchase Price at Closing. If this Agreement is terminated by either Seller or Buyer in a manner expressly set forth in this Agreement, Escrow Holder shall deliver the Deposit to the party hereto entitled to same pursuant to the applicable terms of this Agreement pertaining to such termination within two (2) Business Days after receipt of written termination notice by the terminating party to Escrow Holder and the non-terminating party.

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2.4.        Independent Consideration. Included in the Deposit is the sum of One Hundred Dollars ($100.00) (the "Independent Consideration") which is a non-refundable amount that has been bargained for and agreed to as consideration for Buyer's exclusive right to evaluate the Property during the Inspection Period and to purchase the Property on the Closing Date. Notwithstanding anything to the contrary contained herein, the Independent Consideration is in addition to and independent of all other consideration provided in this Agreement, and is nonrefundable in all events and is only for the fee simple transfer of the Property. If this Agreement is terminated for any reason, Buyer hereby authorizes Escrow Holder without the consent or joinder of any other party to deduct such amount from the Deposit and disburse same to Seller.

ARTICLE 3

INSPECTIONS AND TITLE

3.1.        Buyer's Inspections.

3.1.1. Inspections, Tests and Studies. After two (2) Business Days' notice to Seller, Seller shall permit Buyer and its authorized agents and representatives to enter upon the Real Property at all reasonable times during normal business hours to inspect the Real Property and to conduct non-invasive and non-destructive tests, examinations, inspections, investigations and studies and to interview Tenant (collectively, "Due Diligence") of the Real Property that Buyer deems necessary or appropriate. Notwithstanding the foregoing, Tenant operates the Property as a highly secure and top secret military operations facility and Buyer's Due Diligence of the Property will be severely constrained by Seller's limited access rights set forth in the Lease. Such access shall solely be for the purpose of evaluating the Property as part of its due diligence review. Buyer may conduct such Due Diligence of the Real Property to its full satisfaction to ascertain all facts, circumstances, and matters relating to the Property (including without limitation the physical condition and use, availability and adequacy of utilities, access, zoning, compliance with applicable laws, environmental conditions, engineering and structural matters), survey matters, and any other matters it deems necessary or appropriate for purposes of consummating this transaction. Such entry, inspection, studies and tests may be conducted only during the term of this Agreement. At Seller's option, Seller may be present for any inspection, test or study. Buyer shall bear the cost of all inspections, tests and studies. Buyer shall restore any damage to the Property caused by Buyer or its agents or consultants to substantially the same condition existing immediately prior to any testing and inspections promptly after any and all testing and inspections conducted by or on behalf of Buyer. Buyer and any of its agents or consultants who desire to enter on to the Property shall have in effect and maintain commercial general liability insurance, with limits not less than $1,000,000.00 per occurrence, $2,000,000.00 in the aggregate for personal injury, including bodily injury and death, and property damage. Prior to any entry on the Property, Buyer shall, upon request from Seller, deliver to Seller a certificate of insurance evidencing such coverage and naming Seller and any designated property manager as additional insureds. Buyer shall make all inspections in good faith. Notwithstanding anything to the contrary, no boring, Phase II environmental testing or other invasive testing may be performed without Seller's prior written approval, which may be withheld in Seller's absolute discretion.

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3.2.        Document Review.

3.2.1. Documents. Within five (5) days after execution of this Agreement, Seller shall deliver to Buyer copies of those documents listed on Exhibit "B" attached hereto to the extent same exist and are in Seller's possession or control. In addition, during the Inspection Period and following at least two (2) Business Days' notice from Buyer, Seller agrees to allow Buyer, its authorized agents or representatives, at Buyer's expense, to inspect at the Real Property and make copies of any other documents and property records (other than the Excluded Documents, as defined below) relating to the ownership, operation and maintenance of the Real Property, and in the event a document or property record relates to the ownership, operation and maintenance of another property, Seller reserves the right to redact all references to properties other than the Real Property, but only if and to the extent such documents and property records are in Seller's control or in Seller's possession. All of such documents and property records delivered to, made available to, copied and/or reviewed by Buyer pursuant to this Section 3.2.1 (including the Lease and all Contracts) shall sometimes be referred to collectively herein as the "Documents". Notwithstanding anything in this Section 3.2.1 to the contrary, Seller shall have no obligation to make available to Buyer, and Buyer shall have no right to inspect or make copies of, any of the Excluded Documents. As used herein, "Excluded Documents" shall mean any documents directly involving either Seller's financing or refinancing of the Property (except title policies, surveys and any other documents to the extent that the same have been recorded or are otherwise available in the public record), any purchase and escrow agreements and correspondence pertaining to Seller's acquisition of the Property (other than documents pertaining to the physical or environmental condition of the Real Property), any documents pertaining to the potential acquisition of the Property by any past or prospective purchasers (other than documents relating to the physical or environmental condition of Real Property), any third party purchase inquiries and correspondence, internal budgets or financial projections, and any other internal documents (other than documents consisting of correspondence or notices to and from the Tenant or documents relating to the physical or environmental condition of Real Property). Buyer shall promptly notify Seller if Buyer discovers that an item has not been furnished by Seller which was required to be furnished under this Section 3.2.1, and Seller shall promptly furnish such items to Buyer. Prior to Closing, Seller shall deliver to Buyer any information or documentation reasonably requested by Buyer related to the Property.

3.2.2. Proprietary Information. Buyer acknowledges and agrees that the Documents are proprietary and confidential in nature and have been or will be made available to Buyer solely to assist Buyer in determining the feasibility of purchasing the Property. Buyer agrees not to disclose the Documents or any of the provisions, terms or conditions thereof to any party outside of Buyer's organization except (i) to Buyer's attorneys, consultants, accountants, lenders, prospective lenders, investors, joint venture partners and/or prospective investors and/or joint venture partners (collectively, the "Permitted Outside Parties"), (ii) as may be required by law; (iii) to the extent that any of the Documents become available to the public from sources other than Buyer; (iv) to the extent that any of the information in the Documents can be shown by documentation to have been previously known to Buyer at the time of its disclosure or delivery by Seller; (v) to the extent that any information in the Documents was rightfully received by Buyer from a third party who did not acquire or disclose such information by a wrongful or tortious act; and (vi) to the extent that any of the information in the Documents can be demonstrated by Buyer to have been independently developed by Buyer without use of or reference to any information in the Documents. Buyer further agrees to notify all Permitted Outside Parties that the Documents and Buyer's Information are to be kept confidential and not disclosed to third parties. In permitting Buyer and the Permitted Outside Parties to review the Documents to assist Buyer, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either expressed or implied, have been offered, intended or created by Seller and any such claims are expressly rejected by Seller and waived by Buyer. Following Buyer's purchase of the Property there shall be no further restriction on Buyer disclosing any Documents as provided under this Section 3.2.2.

3.2.3. Return of Documents. Buyer shall promptly return to Seller or destroy all of the Documents and any and all copies Buyer has made of the Documents at such time as this Agreement is terminated for any reason other than Seller's Default, which obligation shall survive such termination.

3.2.4. No Representation or Warranty By Seller. Buyer acknowledges that many of the Documents were prepared by third parties other than Seller, and in several instances, were prepared prior to Seller's ownership of the Property. Except to the extent expressly otherwise provided in Article 5, Seller makes no representations or warranties as to the accuracy of any Documents prepared by a third party. Seller assumes no risk and liability associated with the completeness or correctness of the Documents and Buyer shall rely upon its own investigation and evaluation regarding the Documents.

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3.3.        Title.

3.3.1. Review of Title. Within five (5) days after the Effective Date, Seller, at Seller's cost and expense, shall cause the Title Company to deliver to Buyer: (i) a commitment for title insurance (the "Title Report") in the amount of the Purchase Price for the Real Property issued by the Title Company dated not earlier than 30 days prior to the Effective Date; and (ii) legible copies of all documents ("Title Documents") appearing as title exceptions shown on the Title Report. Within five (5) days after the Effective Date, Seller shall deliver to Buyer one copy of the most recent Survey (if in Seller's possession) of the Real Property in Seller's possession and control. If any new survey or modified survey is required in order for the Title Company to issue the Title Policy, Buyer shall be solely responsible, at its sole cost and expense, for obtaining any such survey.

3.3.2. Title Objections. Buyer shall have the right until ten (10) days prior to expiration of the Inspection Period ("Title Objection Date") to object in its sole discretion to any title matters appearing in the Title Report or any survey matters (each, a "Title Objection" and collectively, the "Title Objections") by giving notice of all such Title Objections to Seller ("Title Objection Notice"). The failure of Buyer to provide a Title Objection Notice on or before the Title Objection Date shall be deemed approval of all matters shown or disclosed in the Title Report and any survey prepared by or on behalf of or provided to Buyer, except for Monetary Liens (as defined below) which shall be deemed Title Objections even if Buyer does not provide a Title Objection Notice for such Monetary Liens.

3.3.3. Cure. Within five (5) days after receipt of Buyer's Title Objection Notice, Seller shall notify Buyer in writing whether Seller elects to remove the same and if Seller makes such election, Seller shall use commercially reasonable efforts to remove or otherwise remedy to Buyer's reasonable satisfaction each of the Title Objections identified in Buyer's Title Objection Notice on or before the Closing Date. If Seller shall fail to timely deliver a written response to Buyer's Title Objection Notice, Seller shall be deemed to have elected not to remove the Title Objections on or before the date of Closing. Seller shall have the right, within such 5-day period to either: (i) elect by notice to Buyer to cause one or more of the Title Objections to be removed of record or otherwise cured to the satisfaction of Buyer in its discretion by the Closing Date ("Approved Title Objections"), or (ii) elect not to cure any of the Title Objections; provided, however, that notwithstanding anything to the contrary stated herein, Seller must cure deeds of trust, mortgages or liens (each, a "Monetary Lien"), but such obligation shall expressly exclude liens and encumbrances caused directly or indirectly by any act or omission of Buyer. Notwithstanding anything to the contrary, Seller has no obligation to expend any funds to undertake or agree to undertake any obligations or otherwise to cure or agree to cure any Title Objections other than Monetary Liens. If, on or before the Closing Date, Seller is unable to cause such Approved Title Objections to be removed at no cost or expense to Buyer, Buyer shall have the right on written notice to Seller to terminate this Agreement (and Seller and Buyer shall have no further obligations in connection herewith, except for the immediate refund of the Deposit to Buyer). Otherwise, Buyer shall be deemed to have waived the condition precedent set forth in this Section 3.3.3 by notice to Seller and such condition shall be deemed satisfied.

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3.3.4. New Title Objections. Approval by Buyer of any additional exceptions to title or survey matters disclosed after the Title Objection Date (each, a "New Title Objection" and collectively, the "New Title Objections") shall be a condition precedent to Buyer's obligation to purchase the Property (Buyer may grant or withhold such approval in its absolute discretion). Unless Buyer gives notice that it disapproves any New Title Objections, identifying the exceptions so disapproved, on or before five (5) days after receipt of notice thereof, Buyer shall be deemed to have approved such New Title Objections. Upon receipt of such notice from Buyer, Seller shall notify Buyer in writing within five (5) days after receipt of Buyer's Title Objection Notice whether Seller elects to remove the same and if Seller makes such election, Seller shall use commercially reasonable efforts to remove or otherwise remedy to Buyer's reasonable satisfaction the New Title Objections on or before the Closing Date. If Seller shall fail to timely deliver a written response to Buyer's notice regarding New Title Objections, Seller shall be deemed to have elected not to remove thc New Title Objections on or before the date of Closing provided, however, that notwithstanding anything to the contrary stated herein, Seller must cure any Monetary Lien, but such obligation shall expressly exclude liens and encumbrances caused directly or indirectly by any act or omission of Buyer. To the extent necessary, the Closing Date shall be extended to accommodate the time periods established in this Section 3.3.4. If, on or before the Closing Date, Seller is unable to cause such New Title Objections so identified by Buyer in writing to be removed at no cost or expense to Buyer, Buyer shall have the right on written notice to Seller to terminate this Agreement (and Seller and Buyer shall have no further obligations in connection herewith, except for the immediate refund of the Deposit to Buyer). Otherwise, Buyer shall be deemed to have waived the condition precedent set forth in this Section 3.3.4 by notice to Seller and such condition shall be deemed satisfied.

3.3.5. Permitted Exceptions. Non-delinquent real property taxes and assessments, and all matters set forth on the Title Report to which Buyer does not object or is deemed to have approved in accordance with Section 3.3 (excluding Monetary Liens) are herein collectively called the "Permitted Exceptions". The term "Permitted Exceptions" shall additionally include (i) any Title Objections and New Title Objections that arc subsequently waived in writing by Buyer, (ii) any title matters objected to by Buyer, which objections are cured to Buyer's satisfaction, (iii) exceptions caused by the acts or omissions of Buyer or Buyer's contractors and their respective subcontractors, agents, employees, licensees, invitees or representatives, or any other parties, directly or indirectly, employed by any one of the foregoing, or under the control of any of the foregoing, or for whose acts any of the foregoing may be liable, including without limitation mechanics' or materialmen's liens or other liens or claims, or liens or claims resulting therefrom or arising in connection therewith, and (iv) exceptions that could reasonably be discovered by a physical inspection or survey of the Property. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, Seller shall be obligated to cause the removal of any general exceptions relating to the power, authority or good standing of Seller, any general exceptions that would be removed through Seller's execution and delivery of an owner's title affidavit and any deeds of trust or other financial liens covering or encumbering all or any interest in the Property, including, without limitation, (i) any mechanic's or materialmen's liens against the Real Property as a result of work done by or on behalf of Seller, (ii) any tax or judgment liens against Seller. Buyer shall be obligated to accept title to the Real Property, and (iii) any other Monetary Liens not caused directly or indirectly by any act or omission of Buyer, subject to the Permitted Exceptions.

3.3.6. Owner's Policy. Conclusive evidence of the availability of such title shall be the irrevocable written commitment of Title Company to issue to Buyer on the Closing Date a standard coverage owner's title insurance policy (ALTA Form 2006) and all endorsements thereto deemed desirable or appropriate by Buyer ("Title Policy"), in the face amount of the Purchase Price, which Title Policy shall (i) show fee simple title to the Real Property to be vested of record in Buyer or its assignee pursuant to Section 10.2, and (ii) show the Permitted Exceptions as the only exceptions to title. Buyer shall have the right to request as a condition to Buyer's obligation to Close that the Title Company issue the Title Policy at Closing. In the event of any failure of such condition in this Section 3.3.6, it shall not be deemed a Seller Default, and Buyer shall have the right to terminate this Agreement by delivering notice thereof to Seller and Escrow Holder on or prior to the Closing Date, and failure by Buyer to timely deliver such notice of termination shall be deemed Buyer's waiver of such condition. In the event of any such termination, the entire portion of the Deposit then held by Escrow Holder shall be promptly delivered to Buyer less the Independent Consideration which shall be promptly delivered to Seller, and thereafter neither party shall have any further rights or obligations hereunder, except as expressly set forth herein.

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3.4.        Inspection Obligations.

3.4.1. Buyer's Responsibilities. In conducting any investigations, inspections, tests and studies of the Property and/or Documents, Buyer and its agents and representatives shall: (i) not unreasonably disturb the Tenant or interfere with its use of the Property pursuant to its Lease; (ii) not unreasonably interfere with the operation, use and maintenance of the Property; (iii) not damage any part of the Property or any personal property owned or held by Tenant or any third party; (iv) not injure or otherwise cause bodily harm to Seller or any of its partners, agents, contractors and employees, or Tenant or other third party; (v) pay when due the costs of all tests, investigations, studies and examinations done with regard to the Property; (vi) not permit any liens to attach to the Property by reason of the exercise of its rights hereunder; (vii) fully restore the Real Property and Personal Property to substantially the same condition in which the same was found before any such inspections, tests or studies were undertaken; and (viii) not reveal or disclose any information obtained prior to Closing concerning the Property to anyone outside Buyer's organization except in accordance with the confidentiality standards set forth in Section 3.2.2 above.

3.4.2. Buyer's Indemnity. Buyer shall indemnify, defend, protect and hold Seller and its agents, employees and contractors harmless from and against any and all liens, claims, losses, liabilities, damages, costs, expenses, causes of action and expenses (including reasonable attorneys' fees and court costs) caused by inspections, tests and/or studies of the Property and Documents by Buyer and/or Buyer's agents, employees, contractors or consultants; provided, however, such indemnity obligations shall not be applicable to Buyer's mere discovery of an adverse physical condition or matter at the Property. This obligation shall survive termination of this Agreement. Notwithstanding any provision to the contrary contained in this Agreement, Buyer's obligations and indemnity set forth in Section 3.4.1 and this Section 3.4.2 shall survive the Closing or earlier termination of this Agreement and shall not be merged with the Deed (as defined below) or any other Closing Documents.

3.5.        Contracts. On or before the Closing Date, Seller, at Seller's sole cost and expense, shall terminate all Contracts.

3.6.        Buyer's Contingency. If during the Inspection Period Buyer determines, in Buyer's absolute discretion, that it desires to purchase, then Buyer shall deliver to Seller notice of Buyer's unconditional approval of the Property prior to the expiration of the Inspection Period ("Approval Notice"). If Buyer fails to delivery such Approval Notice by the expiration of the Inspection Period, this Agreement shall terminate as of the day following the date of expiration of the Inspection Period and Escrow Holder shall promptly return the remainder of the Deposit (less the Independent Consideration which shall be promptly delivered to Seller and any escrow cancellation fees which shall be paid to Escrow Holder) and neither Seller nor Buyer shall have any further obligation or liability to the other hereunder, except as expressly provided for in this Agreement. If however during the Inspection Period Buyer (i) delivers to Seller Buyer's Approval Notice, then the date of the Approval Notice ("Approval Date"), then Buyer shall be deemed to have elected to proceed to the Closing. Under such circumstances, Buyer shall be deemed to have waived its termination rights in this Section 3.6, the remainder of the Deposit shall become nonrefundable in all circumstances except as expressly set forth in this Agreement, released by Escrow Holder to Seller without further consent or joinder by any other party, and applied to the Purchase Price.

3.7.       Updated Rent Roll. No sooner than ten (10) Business Days prior to the Closing and no later than two (2) Business Days prior to the Closing, Seller shall deliver to Buyer updated rent roll(s) for the Property substantially in the same form as the rent roll(s) provided as part of the Documents.

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ARTICLE 4

ESCROW AND CLOSING

4.1.        Opening. Seller shall open an escrow (the "Escrow") withEscrowHolderby delivering a fully executed copy of this Agreement to Escrow Holder at the Escrow Holder's address specified in Section 1.6. Any additional, supplementary and/or pre-printed or standard instructions shall not supersede or conflict with this Agreement, and any such conflict shall be governed by the terms of this Agreement.

4.2.        Closing Date.

4.2.1. Initial Closing Date. The Closing shall occur through Escrow on the Closing Date, subject to extension solely as expressly set forth in this Agreement.

4.2.2. Buyer's Extension Option. Buyer shall have a one-time right to extend the Closing Date by thirty (30) days. To exercise such option, Buyer shall give written notice to Seller at least ten (10) days prior to the initial Closing Date and concurrently deposit with Escrow Holder by wire transfer the sum of Five Hundred Thousand Dollars ($500,000.00), which shall be non-refundable in all circumstances except as expressly set forth in this Agreement, and applicable to the Purchase Price at Closing.

4.3.        Seller's Deliveries. Prior to the Closing Date, Seller shall deliver to Escrow Holder the following documents ("Closing Documents"):

4.3.1. A special warranty deed in the form attached hereto as Exhibit "C" attached hereto (the "Deed"), duly executed and acknowledged by Seller, conveying fee simple title to the Real Property to Buyer, subject to the Permitted Exceptions.

4.3.2. Two (2) counterpart originals of a bill of sale and general assignment in the form attached hereto as Exhibit "D" attached hereto (the "Bill of Sale"), duly executed by Seller.

4.3.3. A certification as required by the Foreign Investors Real Property Tax Act, as amended, in the form attached hereto as Exhibit "E" attached hereto (the "Non-Foreign Certificate"), duly executed by Seller.

4.3.4. Two (2) counterpart originals of an Assignment and Assumption of Lease in the form attached hereto as Exhibit "F" attached hereto (the "Assignment of Lease"), executed by Seller.

4.3.5. A copy of the settlement statement jointly approved by Buyer and Seller ("Joint Statement") reflecting all prorations, adjustments and closing costs for the transfer of the Property from Seller to Buyer, duly executed by Seller.

4.3.6. Such other documents as may be reasonably required by Escrow Holder or Title Company.

4.4.        Buyer's Deliveries Prior to the Closing Date, Buyer shall deliver to Escrow Holder the following:

4.4.1. The Purchase Price, plus all net prorations, closing costs and other funds required to be paid or provided by Buyer under this Agreement (all monies Buyer is required to deliver shall be wired to the account designated by Escrow Holder but only after Buyer has been advised that Seller has deposited with Escrow Holder all documents required under Section 4.3 above, and available for disbursement on the Closing Date).

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4.4.2. Two (2) counterpart originals of the Bill of Sale, duly executed by Buyer.

4.4.3. Two (2) counterpart originals of the Assignment of Lease, duly executed by Buyer.

4.4.4. A copy of the Joint Statement, duly executed by Buyer.

4.4.5. Such other documents as may be reasonably required by Escrow Holder or Title Company.

4.5.       Prorations. The following items shall be prorated between Seller and Buyer as of 11:59 pm Pacific Time on the day immediately preceding the Closing Date by increasing or decreasing, as the case may be, the funds to be delivered by Buyer at the Closing, with all items pertaining to the month of Closing to be prorated based on the actual number of days in the month in which the Closing occurs:

4.5.1. Taxes. Real property taxes and assessments and personal property taxes with respect to the Property shall be prorated based upon the latest available tax information and at the maximum discount rate available for prepayment of such taxes such that Seller shall be responsible for all such taxes and assessments levied against the Property to and including the day prior to the Closing, and Buyer shall be responsible for all such taxes and assessments levied against the Property for the date of Closing and all periods thereafter (and the parties agree to use 2016 figures to prorate all such taxes). Any real property taxes and assessments arising out of the sale of the Real Property to Buyer or its assignee or a subsequent sale or change in ownership thereafter, and/or arising out of any construction pertaining to the Real Property following the Closing, shall be paid by Buyer when assessed.

4.5.2. Expenses. Subject to Section 4.5.3 below, all costs and expenses with respect to the operation and maintenance of the Property and all assessments, dues or other charges due under any covenants, conditions and restrictions against the Property, shall be prorated such that Seller shall be responsible for all such costs and expenses to and including the day prior to the Closing and Buyer shall be responsible for all such costs and expenses for the date of Closing and all periods thereafter. Buyer shall effectuate the transfer of all utilities to its name as of the date of Closing, and where necessary, post deposits with the utility companies. Buyer and Seller shall cooperate to have all utility meters read by the appropriate utility companies as of the date of Closing. Seller shall be entitled to recover any and all deposits held by any utility companies as of the date of Closing; if any such deposits are not returned to Seller as of the date of Closing, such amounts shall be credited to Seller's account and increase the amount of funds payable by Buyer at Closing.

4.5.3. Revenues. All rents, reimbursements, income, revenue and other charges pertaining to the Lease or otherwise with respect to the Property (collectively, "Revenues") actually collected by Seller on or prior to the Closing (including prepaid Revenues but excluding Security Deposit) shall be prorated such that Seller shall be entitled to all such Revenues accruing up to and including the day prior to the Closing, and Buyer shall be entitled to all such Revenues for the date of Closing and all periods thereafter. However, there shall be no adjustment of the amount of funds to be delivered by Buyer at the Closing for Revenues from the Property which are attributable to the periods prior to and including the day prior to the Closing but which have not actually been collected by Seller as of the date of Closing (hereinafter called the "Delinquent Revenues"), although Seller shall be entitled to receive all such Delinquent Revenues as provided Buyer or Seller receives rents (or other tenant charges) on or after the Closing Date, such payments shall be applied (i) first to any Revenues due Buyer; (ii) second to any Delinquent Revenues not theretofore received by Seller for the Lease or other particular revenue source and (iii) then to the earliest months for which Revenue remains unpaid for such Lease or revenue source, as the case may be. Buyer agrees to use commercially reasonable efforts to collect on behalf of Seller all Delinquent Revenues without any additional cost or expense to Buyer. Any Delinquent Revenues (including any Revenues allocated to Delinquent Revenues, as provided hereinabove) collected by Buyer after Closing shall be forthwith paid by Buyer to Seller (or from Seller to Buyer, as appropriate) as set forth in this Section 4.5.3. Notwithstanding any provision of this Agreement to the contrary, Seller shall be entitled to collect all Revenues which became due prior to the Closing from the Tenant or any guarantors or other third parties responsible for the payment of such Revenues, provided, however, after the Closing, Seller shall not be entitled to pursue eviction proceedings or other actions to dispossess Tenant or any other litigation in connection with any such collection efforts. Notwithstanding the foregoing provisions to the contrary, to the extent taxes, utilities and any other expenses accruing with respect to the Property are paid by Tenant to the landlord pursuant to the terms of the Lease ("Tenant Expenses"), any refund of any Tenant Expenses to which a Tenant may be entitled as a result of overpayment shall be the responsibility of Seller or Buyer, whichever received such overpayment. Seller shall not be responsible for any underpayment by a Tenant of the Tenant Expenses.

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4.5.4. Security Deposit. Seller shall retain the Security Deposit, if any, and the amount thereof shall be credited to the Purchase Price. If any Security Deposit is in the form of a letter of credit that is transferable by its terms, Seller shall deliver to Buyer at the Closing the original letter of credit together with any documents required to be executed by Seller in order to transfer the beneficial interest under such letter of credit to Buyer. If a security deposit in the form of a letter of credit is not transferable by its terms, Seller shall deliver to Buyer at Closing the original letter of credit and shall provide reasonable cooperation to Buyer and the applicable tenant (Including after the Closing, but without the need for expenditure of funds) to facilitate the reissuance of a new letter of credit to replace the letter of credit previously held by Seller.

4.5.5. Reproration. Within sixty (60) days after the 2017 property tax bills are available (or such earlier date after the Closing when such figures are available), Seller and Buyer shall reprorate real and personal property taxes (taking into account the maximum discount rate) and other items of income and expenses based upon actual bills or invoices received after the Closing and any other items necessary to effectuate the intent of the parties that all income and expense items be prorated as provided above in this Section 4.5 only under the following conditions: (i) if original prorations were based upon estimates; and (ii) the amount owed by the reproration is in excess of Ten Thousand Dollars ($10,000.00). Such amounts owed from reprorated items shall be promptly paid to the party entitled thereto.

4.5.6. The provisions of this Section 4.5 shall survive Closing.

4.6.        Annual Reconciliation Statement. If the Closing Date occurs in the first or last calendar quarter of any year and if required by the Lease, it shall be Seller's obligation to prepare and deliver to Tenant the annual reconciliation statements ("Reconciliation Statements") for the property taxes, insurance premiums and other operating expenses that may be required under the Lease for the calendar year ("Reconciliation Period"). If, however, the Closing Date occurs in any of the remaining calendar quarter years, it shall be Buyer's obligation to prepare and deliver to Tenant the Reconciliation Statements for that year within the timeframe required by the Lease. If such Reconciliation Statements discloses that the Tenant overpaid for such items during the Reconciliation Period and Buyer gives written notice to Seller by the later of (i) March 31" of the calendar year after that in which the Closing occurs or (ii) ten (10) Business Days after Buyer's receipt of the Reconciliation Statement prepared by Seller, then Seller shall promptly remit its prorata portion of such overpayment to Buyer in order to pay the Tenant. If such Reconciliation Statements or a subsequent audit discloses that the Tenant underpaid for such items in the year of the Closing, Buyer shall seek payment of such shortfall as if it were Delinquent Revenues under Section 4.5.3 and Buyer shall promptly remit such underpayment to Seller upon receipt. To the extent that the landlord under the Lease is responsible for the cost of an audit of Reconciliation Statements conducted by Tenant, that audit cost shall be the responsibility of the party preparing the Reconciliation Statement. Any dispute regarding this Section 4.6 shall be handled in the manner set forth in such Lease between Seller, Buyer and such Tenant. The provisions of this Section 4.6 shall survive the Closing.

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4.7.        Actions of Escrow Holder. On the Closing, Escrow Holder shall promptly undertake all of the following in the manner herein below indicated:

4.7.1. Disbursement of Funds. Disburse all funds deposited with Escrow Holder by Buyer in strict accordance with the Joint Statement and this Agreement.

4.7.2. Recordation. Cause the Deed and any other documents which the parties hereto may mutually direct to be recorded in the Official Records of the county wherein the Property is situated, and obtain conformed copies thereof for distribution to Buyer and Seller.

4.7.3. Delivery of Documents. Each of the following:

4.7.3.1. Within ten (10) days after Closing, cause the Title Policy to be issued to Buyer.

4.7.3.2. Combine each of the two (2) original counterparts of the Bill of Sale into two (2) separate fully executed originals and each of the two (2) original counterparts of the Assignment of Lease into two (2) separate fully executed originals of each such document.

4.7.3.3. Deliver to Seller one (1) fully executed original of the Bill of Sale and one (1) fully executed Assignment of Lease.

4.7.3.4. Deliver to Buyer one (1) frilly executed original of the Bill of Sale and one (1) fully executed Assignment of Lease as well as the Non-Foreign Certificate.

4.7.4. Seller's Deliveries to Buyer. Upon confirmation of the Closing, Seller shall deliver to Buyer (i) possession of the Real Property and Personal Property, subject to the rights of the Tenant pursuant to the Lease and all Permitted Exceptions, and (ii) the originals in Seller's possession of the Lease.

4.7.5. Closing Costs. Any escrow fee charged by Escrow Holder shall be paid one-half (1/2) by Seller and one-half (1/2) by Buyer. Upon the Closing, Buyer shall pay (i) the increase in premium for the Title Policy for ALTA Extended coverage, if requested by Buyer, if any, and the cost of any endorsements to the Title Policy requested by Buyer, and (iii) the costs of any inspections, studies or tests Buyer authorizes or conducts. Upon the Closing, Seller shall pay the cost for (i) any so-called "Chapter 159 searches" and the premiums for standard-coverage portion of the Title Policy, (ii) all costs for the recording of the Deed, (iii) the cost of recording any endorsements required to cure any (1) Approved Title Objections which Seller elects to cure pursuant to the terms of Section 3.3.3 of this Agreement, and (2) New Title Objections which Seller elects to cure pursuant to the terms of Section 3.3.4 of this Agreement, and (iv) all State, County and City transfer taxes and all documentary stamp taxes. Except as otherwise provided in Section 74, each party shall be responsible for the payment of its own attorneys' fees incurred in connection with the transaction which is the subject of this Agreement.

4.8.        Treatment of Leasing Costs. Seller represents and warrants that there are no tenant improvement costs, leasing commissions or other tenant leasing costs still outstanding under the Lease ("Existing Leasing Costs").

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4.9.        Real Estate Commissions. If the Closing occurs, Seller has agreed to pay a broker's commission to Broker in accordance with the terms of a separate agreement. Except for the Broker, each party hereto hereby represents and warrants to the other party that no other real estate brokerage commission is payable to any person or entity in connection with the transaction contemplated herein based upon any dealings or actions by the party making such representation. Each party further agrees to and shall indemnify, protect, defend and hold the other party harmless from and against the payment of any commission to any person or entity claiming by, through or under the indemnifying party. This indemnification shall extend to any and all claims, liabilities, costs, losses, damages, causes of action and expenses (including reasonable attorneys' fees and court costs) arising as a result of such claims and shall survive the Closing.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS

5.1.       Representations and Warranties of Seller.

5.1.1. General Disclaimer. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT AND IN THE DOCUMENTS TO BE DELIVERED TO BUYER AT THE CLOSING (THE "CLOSING DOCUMENTS") , IT IS UNDERSTOOD AND AGREED THAT NEITHER SELLER NOR ANY OF ITS PARTNERS, AGENTS, EMPLOYEES OR CONTRACTORS HAS MADE AND IS NOT NOW MAKING, AND BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON (DIRECTLY OR INDIRECTLY), ANY WARRANTIES, REPRESENTATIONS OR GUARANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES, REPRESENTATIONS OR GUARANTIES AS TO (I) MATTERS OF TITLE (OTHER THAN SELLER'S WARRANTY OF TITLE SET FORTH IN THE DEED TO BE DELIVERED AT CLOSING), (II) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY OR ANY PORTION THEREOF, (III) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER AND EARTHQUAKE FAULTS AND THE RESULTING DAMAGE OF PAST AND/OR FUTURE EARTHQUAKES, (IV) WHETHER, AND TO THE EXTENT TO WHICH, THE PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, FLOOD PRONE AREA, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD, (V) DRAINAGE, (VI) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOIL REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSHORING, (VII) ZONING TO WHICH THE PROPERTY OR ANY PORTION THEREOF MAY BE SUBJECT, (VIII) USAGES OF ADJOINING PROPERTY, (IX) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTIONS, SUITABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, (X) ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF, (XI) THE PRESENCE OF HAZARDOUS SUBSTANCES IN OR ON, UNDER OR IN THE VICINITY OF THE PROPERTY, (XII) THE CONDITION OR USE OF THE PROPERTY OR COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS OR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS, (XIII) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS, (XIV) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE REAL PROPERTY, (XV) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE PROPERTY, (XVI) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY, (XVII) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE (BUYER AFFIRMING THAT BUYER HAS NOT RELIED ON THE SKILL OR JUDGMENT OF SELLER OR ASSET MANAGER OR ANY OF THEIR RESPECTIVE AGENTS, EMPLOYEES OR CONTRACTORS TO SELECT OR FURNISH THE PROPERTY FOR ANY PARTICULAR PURPOSE, AND THAT SELLER MAKES NO WARRANTY THAT THE PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE) OR (XVIII) TAX CONSEQUENCES (INCLUDING, BUT NOT LIMITED TO, THE AMOUNT, USE OR PROVISIONS RELATING TO ANY TAX CREDITS). BUYER FURTHER ACKNOWLEDGES THAT ANY INFORMATION OF ANY TYPE WHICH BUYER HAS RECEIVED OR MAY RECEIVE FROM SELLER, ASSET MANAGER OR ANY OF THEIR RESPECTIVE AGENTS, EMPLOYEES OR CONTRACTORS INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL REPORTS AND SURVEYS, IS FURNISHED ON THE EXPRESS CONDITION THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, BUYER SHALL NOT RELY THEREON, BUT SHALL MAKE AN INDEPENDENT VERIFICATION OF THE ACCURACY OF SUCH INFORMATION. ALL SUCH INFORMATION BEING FURNISHED, EXCEPT AS SET FORTH HEREIN, IS DELIVERED WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER.

3990 Babcock	-13-	Purchase and Sale Agreement

5.1.2. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that, as of the Effective Date and the Closing Date (each of which shall survive the Closing Date):

5.1.2.1. Organization. Seller is a limited liability company, duly organized and is validly existing under the laws of the State of California and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged in each jurisdiction where it is required to be so qualified. Seller possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged.

5.1.2.2. Due Authority. This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Seller are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Seller. Seller has the legal capacity and authority to execute this Agreement and consummate the transactions herein provided without the consent or joinder of any other person or entity (except as othenvise set forth in this Agreement). The execution and delivery by Seller of, and the performance and compliance by Seller with the terms and provisions of, this Agreement and all documents contemplated hereunder to be delivered by Seller do not violate any of the terms, conditions or provisions of (i) its organizational documents, (ii) any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which Seller or the Property is subject, or (iii) any Contract or any other agreement or contract to which Seller is a party or to which it or the Property is subject, and such execution, delivery, performance or compliance do not constitute a material default thereunder or give to others any rights of termination or cancellation in or with respect to the Property. No consent, waiver or approval by any third party is required in connection with the execution and delivery by Seller of this Agreement or the performance by Seller of obligations to be performed by Seller under this Agreement.

5.1.2.3. Litigation. Seller has received no notice of any pending or threatened litigation, arbitration, condemnation or other proceeding against the Property or against Seller (or any of its partners or principals) with respect to the Property or that will adversely affect Seller's ability to perform its obligations hereunder.

5.1.2.4. Compliance. Seller has received no notice from any governmental authority having jurisdiction over the Property to the effect that the Property is not in compliance with applicable laws and ordinances or that all or any portion of the Real Property is the subject of any condemnation action or proceeding.

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5.1.2.5. Contracts. On the Effective Date, Seller is not in monetary default or material nonmonetary default of any Contract that remains uncured, and on the Closing Date, Seller shall not be in monetary default or material nonmonetary default of any Contract that remains uncured.

5.1.2.6. Hazardous Substances. Except as otherwise disclosed by Seller to Buyer in any environmental site assessments delivered to Buyer as part of the Documents, Seller represents and warrants that, to Seller's knowledge: (i) there are no Hazardous Substances, as defined herein, or underground storage tanks in, on, or under the Property, except those that are both (A) in compliance with applicable laws, rules, and/or regulations and with permits issued pursuant thereto (if such permits are required), if any, and (B) either ( I) in the case of Hazardous Substances, in amounts not in excess of that necessary to operate the Property for the purposes set forth herein in compliance with all applicable Environmental Laws, or (2) fully disclosed to Buyer in writing; (ii) there are no past, present or threatened releases of Hazardous Substances in violation of any applicable law, rules, or regulation or which would require remediation by a governmental authority in, on, under or from the Property ("Environmental Laws"), except as described in the Documents; (iii) Seller does not have knowledge of, and has not received, any written or oral notice or other communication from any person or agency relating to Hazardous Substances in, on, under or from the Property that remain uncured; and (iv) Seller has truthfully and fully provided to Buyer, in writing, any and all information relating to Hazardous Substances in, on, under or from the Property known to Seller or contained in the Documents, including but not limited to any reports relating to Hazardous Substances in, on, under or migrating to or from the Property.

5.1.2.7. Bankruptcy. Seller has not (a) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (b) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its property, or (c) made an assignment for the benefit of creditors

5.1.2.8. Prohibited Persons and Transactions. Neither Seller nor any of its affiliates, nor any of its respective partners, members, shareholders or other equity owners, and none of its respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom United States persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC' s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.

5.1.2.9. Seller Not a Foreign Person. Seller is not a foreign person under Section 1445 of the Internal Revenue Code of 1986, as amended.

5.1.2.10. No Rights of Parties in Possession. As of the Closing Date, there shall be no tenants with a right to possession of any portion of the Property, except for the Tenant under the Lease.

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5.1.2.11. Lease. There are no leases of any portion of the Property, licenses, or other agreements to occupy or use all or any portion of the Property, which will be in force after the Closing other than the Lease. The Lease is in full force and effect as of the Effective Date. There are no uncured landlord defaults or breaches under the Lease, or, to Seller's knowledge, any uncured tenant defaults or breaches, under the Lease, except as set forth in any Estoppel. There is no security deposit under the Lease except as set forth on the rent roll delivered to Buyer under Exhibit "B". The rent rolls provided to Buyer pursuant to this Agreement are true, correct and complete in all material respects as of the date thereof.

5.1.2.12. Lease Brokerage. Seller is not a party to any Lease brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Property or any portion or portions thereof, and all leasing commissions and brokerage fees accrued or due and payable under any commission agreement or other similar compensation agreement with respect to the Property as of the date hereof have been or shall be paid in full.

5.1.2.13. Employee Matters. Seller has no employees, and there are no employment agreements, union agreements, benefit agreements, pension plans, or collective bargaining agreements, at or otherwise affecting the Property to which Seller is bound which will survive the Closing or for which Buyer will be responsible for or have any obligation or other liability for after the Closing.

5.1.2.14. Knowledge Persons. PMK is the person affiliated with Seller who is most likely to be aware of the facts asserted in Seller's representations and warranties.

5.1.2.15. Documents. Seller has no knowledge that the documents which are part of Seller's Documents which were delivered or made available by Seller for Buyer's review are not true and correct in all material respects or are not complete copies of such documents.

For purposes of this Agreement, the word "knowledge," as used herein means the present actual knowledge (as opposed to constructive or imputed knowledge) of PMK (without any duty to investigate and with any imputed or constructive notice being excluded).

5.2.        Buyer Acknowledgments. BUYER REPRESENTS THAT, OTHER THAN SELLER'S REPRESENTATIONS, WARRANTIES, AND COVENANTS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR IN THE DOCUMENTS TO BE DELIVERED BY SELLER AT CLOSING, IT HAS RELIED AND SHALL RELY SOLELY ON (I) ITS OWN EXPERTISE AND THAT OF BUYER'S CONSULTANTS IN PURCHASING THE PROPERTY, AND (II) BUYER'S OWN KNOWLEDGE OF THE PROPERTY BASED ON ITS INVESTIGATIONS AND INSPECTIONS OF THE PROPERTY. BUYER HAS CONDUCTED, OR BY THE CLOSING WILL CONDUCT, SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY AS BUYER DEEMED OR SHALL DEEM NECESSARY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY UPON SAME. UPON CLOSING, BUYER SHALL, EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH HEREIN, ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER'S INSPECTIONS AND INVESTIGATIONS. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER SHALL SELL AND CONVEY TO BUYER THE PROPERTY, AND SUBJECT TO THE EXPRESSED REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SELLER IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, BUYER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS," WITH ALL FAULTS AND DEFECTS (LATENT AND APPARENT). BUYER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER, ANY AGENT, EMPLOYEE OR CONTRACTOR OF SELLER, OR ANY THIRD PARTY. THE TERMS AND CONDITIONS OF SECTION 5.1 AND THIS SECTION 5.2 SHALL EXPRESSLY SURVIVE THE CLOSING, NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND SHALL NOT BE INCORPORATED INTO THE DEED. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY SELLER, ANY REAL ESTATE BROKER, CONTRACTOR, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS. BUYER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE "AS IS" NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY. BUYER HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT WITH ITS COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF.

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BUYER ACKNOWLEDGES AND AGREES THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH IN SECTION 5.1 AND THIS SECTION 5.2 ARE AN INTEGRAL PART OF THIS AGREEMENT AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE PROPERTY TO BUYER FOR THE PURCHASE PRICE WITHOUT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH IN SECTION 5.1 AND THIS SECTION 5.2.

BUYER 'S IthITIALS

5.3.        Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that, as of the Effective Date and the Closing Date (each of which shall survive the Closing Date, and if Buyer assigns this Agreement in compliance with Section 10.2, then this Section 5.3 shall also apply to such assignee):

5.3.1. Organization. Buyer is a limited partnership duly formed and is validly existing under the laws of the State of Delaware and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged in each jurisdiction where it is required to be so qualified, including the state in which the Property is situated. Buyer possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged.

5.3.2. Due Authority. This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Buyer are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Buyer. Buyer has the legal capacity and authority to execute this Agreement and consummate the transactions herein provided without the consent or joinder of any other person or entity (except as expressly set forth in this Agreement). The execution and delivery by Buyer of, and the performance and compliance by Buyer with the terms and provisions of, this Agreement and all documents contemplated hereunder to be delivered by Buyer do not violate any of the terms, conditions or provisions of (i) its organizational documents, (ii) any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which Buyer is subject, or (iii) any Contract or any other agreement or contract to which Buyer is a party, and such execution, delivery, performance or compliance do not constitute a material default thereunder. No consent, waiver or approval by any third party is required in connection with the execution and delivery by Buyer of this Agreement or the performance by Buyer of obligations to be performed by Buyer under this Agreement.

5.3.3. Litigation. Buyer has received no notice of any pending or threatened litigation, arbitration, condemnation or other proceeding against Buyer (or any of its partners or principals) with respect to the Property or that will adversely affect Buyer's ability to perform its obligations hereunder.

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5.3.4. Bankruptcy. Buyer has not (a) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (b) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its property, or (c) made an assignment for the benefit of creditors.

5.3.5. Sophisticated Party. Buyer is a sophisticated commercial party with experience in the ownership, management and operation of real estate. Buyer is not in a materially disparate or inferior bargaining position in relation to Seller. Buyer is represented by competent legal counsel in connection with the transaction contemplated by this Agreement. Buyer is purchasing the Property for business, commercial, investment or other similar purpose and not for use as Buyer's residence.

5.4.        Buyer's Release of Seller.

5.4.1. Seller Released From Liability. Except to the extent Seller has specifically breached or violated a representation, warranty, or covenant expressly made by Seller herein or in the Closing Documents, Buyer and anyone claiming by, through or under Buyer, hereby waives its right to recover from and fully and irrevocably releases Seller and its employees, officers, directors, representatives, agents, servants, attorneys, affiliates, parent, subsidiaries, successors and assigns, and all persons, firms, corporations and organizations in its behalf ("Released Parties") from any and all claims, responsibility and/or liability that it may now have or hereafter acquire against any of the Released Parties for any costs, loss, liability, damage, expenses, demand, action or cause of action arising from or related to (i) the condition (including any construction defects, errors, omissions or other conditions, latent or otherwise, and the presence in the soil, air, structures and surface and subsurface waters of materials or substances that have been or may in the future be determined to be Hazardous Substances or otherwise toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws regulations or guidelines), valuation, salability or utility of the Property, or its suitability for any purpose whatsoever, and (ii) any information furnished by the Released Parties under or in connection with this Agreement. This release includes claims or which Buyer is presently unaware or which Buyer does not presently suspect to exist which, if known by Buyer, would materially affect Buyer's release to Seller.

In this connection and to the extent permitted by law, Buyer hereby agrees, represents and warrants that Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit Seller from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses.

5.4.2. Buyer's Waiver of Objections. Buyer acknowledges that, as of the date of Closing, Buyer will have inspected the Property and observed its physical characteristics and existing conditions and will have had the opportunity to conduct such investigations and studies on and of said Property and adjacent areas as it deems necessary, and except to the extent Seller has specifically breached or violated a representation or warranty expressly set forth herein, Buyer hereby waives any and all objections to or complaints regarding the Property and its condition, including, but not limited to, federal, state or common law based actions and any private right of action under state and federal law to which the Property is or may be subject, including, but not limited to, CERCLA, RCRA, physical characteristics and existing conditions, including, without limitation, structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Substances on, under, adjacent to or otherwise affecting the Property. Buyer further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Property and the risk that adverse physical characteristics and conditions, including, without limitation, the presence of Hazardous Substances or other contaminants, may not have been revealed by its investigation.

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Seller has given Buyer material concessions regarding this transaction in exchange for Buyer agreeing to the provisions of this Section 5.4. Buyer has initialed below to further indicate its awareness and acceptance of each and every provision hereof.

5.4.3. Known Inaccuracies. Prior to Closing, if Seller has committed a Seller Default, and Buyer acquires actual and not implied knowledge of such breach or default, then Buyer may, at its election, deliver notice thereof to Seller. Seller shall have until the Closing Date to cure any such breaches or defaults to Buyer's reasonable satisfaction and shall cure, prior to the Closing Date any Seller Default within Seller's control. In the event that Seller does not cure a Seller Default to Buyer's reasonable satisfaction, Buyer shall have all rights and remedies for a Seller Default and shall be entitled to delay Closing or extend the Closing Date until five (5) Business Days following Buyer's receipt of reasonable supporting documentation of the correction of the Seller Default. Following the Closing, neither party shall have any liability to the other party which arises out of a Seller Default, in the case of Seller, or a Buyer Default, in the case of Buyer, which Seller or Buyer, as applicable, had actual and not implied knowledge prior to the Closing Date. Following the Closing, neither party shall commence a legal action or proceeding against the other party relating to (a) the Property, or (b) a breach of a representation, warranty, covenant or condition made in this Agreement or in connection with the transaction contemplated herein; unless (i) the factual basis of the claim or cause of action asserted in the action or proceeding was first identified to such party with reasonable clarity after the Closing Date notice for which was then delivered to the other party not later than the expiration of the time period set forth in Section 10.12; and (ii) the action or proceeding is commenced and duly served on the other party within ninety (90) days after the expiration of the time period set forth in Section 10.12. BUYER IS FAMILIAR WITH, AND HEREBY WAIVES ITS RIGHTS, IF ANY, AT LAW OR IN EQUITY TO COMMENCE A LEGAL ACTION OR PROCEEDING AGAINST SELLER RELATING TO THE PROPERTY OR A BREACH OF A REPRESENTATION, WARRANTY, COVENANT OR CONDITION MADE IN THIS AGREEMENT BY SELLER OR IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREIN, AT ANY TIME AFTER THE EXPIRATION OF THE TIME PERIOD SET FORTH IN SECTION 10.12. The covenants, conditions, representations and warranties in this Agreement or otherwise made in connection with this transaction (if any) are personal to Buyer and Seller and shall not run with the land, and no person or entity other than Buyer and Seller, respectively, shall be entitled to bring any action based thereon. The provisions of this Section 5.4.3 shall survive the Closing.

5.5.        Hazardous Substances Defined. For purposes of this Agreement, "Hazardous Substances" means any hazardous, toxic or dangerous waste, substance or material, pollutant or contaminant, as defined for purposes of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 6901 et seq.), as amended ("CERCLA"), or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended ("RCRA"), or any other federal, state or local law, ordinance, rule or regulation applicable to the Property, or any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs), radon gas, urea formaldehyde, asbestos, lead or electromagnetic waves.

3990 Babcock	-19-	Purchase and Sale Agreement

5.6.        Interim Covenants of Seller.

5.6.1. From Effective Date until the Closing Date or the sooner termination of this Agreement, the following shall apply:

5.6.1.1. Maintenance. Seller shall use commercial reasonable efforts to maintain the Property in substantially the same manner as prior hereto pursuant to its normal course of business (such maintenance obligations not including extraordinary capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the control of Seller. Seller shall maintain in full force and effect its existing insurance coverage with premiums paid through the Closing Date.

5.6.1.2. Notifications. Seller shall notify Buyer of any notice received by Seller or its property manager of any of the following matters promptly after Seller or its property manager has knowledge of such matter: notices of default or disputes from the Tenant, notices of disputes involving any condemnation, environmental, zoning or other land-use regulation proceedings specifically relating to the Property, notice of any violations of any laws specifically relating to the Property, and any litigation or notice of any claim relating to the Property.

5.6.1.3. Performance under Lease and Contacts. Seller shall timely perform all its obligations and duties under the Lease and under each of the Contracts in all material respects.

5.6.2. From Effective Date until the Approval Date or the sooner termination of this Agreement, the following shall apply:

5.6.2.1. Leases. Seller shall not modify the Lease without Buyer's prior written approval, which shall not be unreasonably withheld.

5.6.3. From the Effective Date until 5:00 p.m. on the 2 Business Day before the expiration of the Inspection Period or the termination of this Agreement, the following shall apply:

5.6.3.1. Contracts. Seller shall have the right to execute any new Contracts, and amendments thereof, for the Property in substantially the same manner as prior hereto pursuant to its normal course of business without Buyer's consent. Seller shall deliver copies of same to Buyer promptly following execution of same in no event later than the 2"d Business Day before the expiration of the Inspection Period.

5.6.4. From the Approval Date until the Closing Date or the termination of this Agreement, the following shall apply:

5.6.4.1. New Contracts. Seller shall not execute any new Contract without the prior written consent of Buyer, which shall not be unreasonably withheld or delayed, except those deemed reasonably necessary by Seller in the ordinary course of operating the Property that are cancelable on thirty (30) days' notice (and Seller shall promptly provide Buyer with copies of all such additional service contracts), which shall not require Buyer's consent. Buyer's failure to respond to Seller's request for consent within three (3) Business Days of receipt of such request shall be deemed to be consent thereof.

5.6.4.2. Leases. Seller shall not modify the Lease without Buyer's prior written approval, which may be withheld in Buyer's sole discretion.

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5.6.5. Lender Cooperation. At no cost or expense to Seller, Seller shall reasonably cooperate with Buyer's efforts to obtain financing for its acquisition of the Property. Such cooperation shall include requesting financial information, estoppel certificates and/or SNDAs from the Tenant, enforcing such requirements for estoppel certificates and SNDAs to the extent the same may be required under the Lease (but without any need to file claims or incur substantial costs), and allowing the lender's consultants to inspect the Property subject to the terms of Section 3.4 above. It is understood and agreed, however, that Buyer's ability to obtain financing for the acquisition of the Property is not a condition to Buyer's obligation to close on the purchase of the Property hereunder.

ARTICLE 6

CONDITIONS TO CLOSING

6.1.        Buyer's Conditions. The Closing shall not occur, unless anduntil each and everyone of the following conditions precedent shall, in Buyer's absolute discretion, have been satisfied prior to the Closing; provided, however, that Buyer shall be entitled to waive any of such conditions in writing to the Title Company and Seller in writing the manner set forth herein:

6.1.1. Title. Title Company has given written notice to Buyer of its unconditional commitment to issue the Title Policy effective as of the Closing Date.

6.1.2. Estoppels. Seller shall have given estoppel certificates to Buyer in form and content reasonably acceptable to Buyer executed by and from Tenant which confirms the material terms set forth in the Lease and evidences that to Tenant's knowledge there are no uncured landlord defaults or breaches under the Lease, or any uncured Tenant defaults or breaches, under the Lease. Attached hereto as Exhibit "G" is a form of estoppel certificate that is acceptable to Buyer. In the event the Lease specifies a form of estoppel, the form thereof shall be deemed acceptable to Buyer.

6.1.3. Performance by Seller. The performance and observance in all material respects by Seller of all covenants and agreements of this Agreement to be performed or observed by Seller prior to or on the Closing Date and the truth and correctness of all representations and warranties of Seller made herein all material respects shall each be a condition precedent to Buyer's obligation to purchase the Property. Buyer shall have the option to waive the condition precedent set forth herein by notice to Seller. In the event of such waiver, such condition shall be deemed satisfied.

6.2.         Seller's Conditions. The Closing shall not occur, unless and until each and every onc of the following conditions precedent shall, in Seller's absolute discretion, have been satisfied prior to the Closing; provided, however, that Seller shall be entitled to waive any of such conditions in writing to the Title Company and Buyer in writing the manner set forth herein:

6.2.1. Performance by Buyer. The performance and observance in all material respects by Buyer of all covenants and agreements of this Agreement to be performed or observed by it prior to or on the Closing Date and the truth and correctness of all representations and warranties of Buyer made herein all material respects shall each be a condition precedent to Seller's obligation to sell the Property. Seller shall have the option to waive the condition precedent set forth herein by notice to Buyer. In the event of such waiver, such condition shall be deemed satisfied.

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ARTICLE 7

DEFAULT AND REMEDIES

7.1         Buyer Default. IN THE EVENT THAT BUYER FAILS TO PERFORM ANY MATERIAL OBLIGATION OF BUYER UNDER THIS AGREEMENT, AND SUCH BREACH, DEFAULT OR FAILURE IS NOT CURED BY BUYER WITHIN FIVE (5) BUSINESS DAYS AFTER WRITTEN NOTICE FROM SELLER TO BUYER ("BUYER DEFAULT"), BUYER AND SELLER HEREBY AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER AS A RESULT THEREOF. THEREFORE, BUYER AND SELLER DO HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT THAT BUYER BREACHES THIS AGREEMENT AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY IS AND SHALL BE, AS SELLER'S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY), INCLUDING WITHOUT LIMITATION, SELLER'S RIGHT TO SPECIFICALLY ENFORCE THIS AGREEMENT, AS THE FULL, AGREED AND LIQUIDATED DAMAGES FOR SUCH BREACH, AN AMOUNT EQUAL TO THE DEPOSIT, REPRESENTING A REASONABLE ESTIMATE OF THOSE DAMAGES. THE PARTIES AGREE THAT SELLER'S DAMAGES WOULD BE DIFFICULT TO ASCERTAIN AND THE DEPOSIT CONSTITUTES A REASONABLE ESTIMATE OF SELLER'S DAMAGES AND IS INTENDED NOT AS A PENALTY BUT AS FULL LIQUIDATED DAMAGES.

SELLER'S INITIALS INITIALS	BUYER'S INITIALS

7.2        Seller Default. In the event the Closing does not occur because Seller fails to perform any material obligations pursuant to this Agreement for any reason, which is not cured by Seller within five (5) Business Days after notice from Buyer to Seller ("Seller Default") (with the Closing Date extended as may be necessary to accommodate such cure period), then Buyer may (i) pursue any right or remedy available to it under applicable law or in equity to specific enforce this Agreement and to recover from Seller any reasonable out-of-pocket costs incurred by Buyer in connection with such enforcement action, plus to the extent the default or breach by Seller was intentional or willful, recover any and all damages arising out of such intentional or willful default or (ii) terminate this Agreement and receive back the Deposit and to recover from Seller an amount to compensate Buyer for its out-of-pocket costs incurred in connection with this Agreement, including Due Diligence costs, costs, losses and damages incurred to obtain financing, costs incurred pursuing joint ventures, costs of foregoing other business opportunities, and attorneys' fees in an amount not to exceed Fifty Thousand Dollars ($50,000.00). Notwithstanding anything herein to the contrary, Buyer shall be deemed to have elected to terminate this Agreement if Buyer fails to deliver to Seller notice of its intent to assert a cause of action for specific performance against Seller on or before sixty (60) days following the scheduled Closing Date, as same may have been extended pursuant to any term of this Agreement or written agreement of the parties or, having given such notice, fails to file a lawsuit asserting such claim or cause of action in the County within ninety (90) days following the scheduled Closing Date, as same may have been extended pursuant to any term of this Agreement or written agreement of the parties. Buyer's remedies shall be limited to those described in this Section 7.2.

7.3        Limitation on Actions • Further Assurances. If the parties proceed to Closing after a dispute arises under this Agreement, then effective from and after the Closing, all conditions of Closing shall be deemed satisfied or waived, and neither party shall have any liability to the other if it is subsequently discovered that a condition was not satisfied at Closing; provided, however, that nothing in this Section 7.3 shall relieve Escrow Holder or Title Company of any liability for failure to comply with this Agreement or with instructions from either Buyer or Seller. Notwithstanding the forgoing, each party will, whenever and as often as it shall be requested to do so by the other party, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all such further conveyances, assignments, approvals, confirmations, consents and any and all other documents and do any and all other acts as may be reasonably necessary to carry out the intent and purpose of this Agreement so long as no additional obligations or liabilities are created or imposed by same. The form of any such conveyances, assignments, approvals, confirmations, consents and/or other documents shall be in a form reasonably acceptable to the party to which the request is made. The provisions of this Section 7.3 shall survive the Closing.

3990 Babcock	-22-	Purchase and Sale Agreement

7.4        Attorneys' Fees. If either party hereto fails to perform any of its obligations under this Agreement or if a dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provision of this Agreement and to survive and not be merged into any such judgment.

7.5        Liability Cap. Notwithstanding anything to the contrary herein, Buyer on its own behalf and on behalf of its agents, members, partners, employees, representatives, officers, directors, agents, related and affiliated entities, successors and assigns hereby agrees that in no event or circumstance shall any officers, directors, shareholders, members, managers, employees, partners, agents, representatives, related and affiliated entities, successors and assigns of Seller ("Seller Parties") have any personal liability for any claim, cause of action or other liability arising out of or relating to this Agreement or the Property, whether based on contract, common law, statute, equity or otherwise. Buyer agrees to look solely to Seller and Seller's interest in the Property for the satisfaction of any liability or obligation arising under this Agreement and the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Seller Parties with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. Notwithstanding anything to the contrary contained herein: (a) the maximum aggregate liability of Seller, and the maximum aggregate amount which may be awarded to and collected by Buyer (including without limitation for any breach of any representation, warranty and/or covenant of Seller) under this Agreement shall, under no circumstances whatsoever, exceed One Million Dollars ($1,000,000.00) (the "Cap Amount"); and (b) no claim by Buyer alleging a breach by Seller of any representation, warranty and/or covenant of Seller contained herein may be made, and Seller shall not be liable for any judgment in any action based upon any such claim, unless the conditions in Section 5.4.3 for pursuit of such claim is satisfied and Buyer commences and files such an action for such claim in the appropriate court no later than twelve (12) months following the Closing Date and unless and until such claim, either alone or together with any other claims by Buyer alleging a breach by Seller of any such representation, warranty and/or covenant, is for an aggregate amount in excess of Twenty-Five Thousand Dollars ($25,000.00) (the "Floor Amount"), in which event Seller's liability respecting any final judgment concerning such claim or claims shall be for the entire amount thereof, subject to the Cap Amount set forth in clause (a) above; provided, however, that if any such final judgment is for an amount that is less than or equal to the Floor Amount, then Seller shall have no liability with respect thereto.

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ARTICLE 8

CONDEMNATION

If, prior to Closing, any governmental authority or other entity having condemnation authority shall institute an eminent domain proceeding or take any steps preliminary thereto (including the giving of any direct or indirect notice of intent to institute such proceedings) with regard to a condemnation of the Real Property (as defined below), and the same is not dismissed prior to the Closing Date, Buyer shall be entitled, as its sole remedy, to terminate this Agreement upon notice to Seller (i) within five (5) Business Days following notice by Seller to Buyer of such condemnation or the threatened condemnation or (ii) on the Closing Date, whichever occurs first. If Buyer does not terminate this Agreement pursuant to the preceding sentence, Buyer shall be conclusively deemed to have elected to accept such condemnation and waives any right to terminate this Agreement as a result thereof If Buyer elects to terminate this Agreement under this Article 8, the entire Deposit shall be promptly returned to Buyer, and neither party to this Agreement shall thereafter have any further rights or obligations hereunder except as expressly set forth in this Agreement. If Buyer waives (or is deemed to have waived) the right to terminate this Agreement as a result of such a condemnation, despite such condemnation, Seller and Buyer shall proceed to Closing in accordance with the terms of this Agreement with no reduction in the Purchase Price, and Seller shall assign to Buyer at Closing all of Seller's right, title and interest in and to all proceeds resulting or to result from said condemnation.

ARTICLE 9

CASUALTY DAMAGE

If, prior to the Closing, any of the Real Property shall be damaged by fire or other casualty (collectively, "Casualty"), Seller shall deliver to Buyer notice ("Casualty Loss Notice") of such Casualty together with Seller's determination as to whether the damage constitutes a Material Damage (as defined below) within ten (10) Business Days after obtaining knowledge such Casualty. For the purposes of this Article 9, "Material Damage" shall mean damage to the Real Property which is of such nature that the cost of restoring the same to their condition prior to the Casualty will, in Seller's reasonable determination as provided in the Casualty Loss Notice, exceed five percent (5%) of the Purchase Price, whether or not such damage is covered by insurance. If, prior to the Closing, the Real Property sustains Material Damage by a Casualty, either Buyer or Seller may, at such party's option, terminate this Agreement by delivering notice thereof to the other party and Escrow Holder within the earlier of (i) ten (10) Business Days after Buyer's receipt of the Casualty Loss Notice or (ii) the Closing Date. If the Real Property shall be damaged by a Casualty which is not a Material Damage, or if either Buyer or Seller fails to deliver notice of termination within the time period set forth hereinabove for a Material Damage, then: (A) the parties shall proceed to close this transaction in accordance with the terms of this Agreement; (B) at the Closing, Buyer shall receive a credit against the Purchase Price in an amount equal to the deductible under Seller's casualty insurance policy; and (C) Seller shall, as part of the Intangible Property, assign to Buyer all of Seller's rights in the resulting casualty insurance proceeds; provided, however, that in no event shall the sum of such credit for the deductible and the amount of the insurance proceeds assigned to Buyer pursuant to clauses (B) and (C) hereinabove exceed the lesser of (1) the Purchase Price or (2) the cost to complete the repair of the Casualty following the Closing. If Seller or Buyer elects to terminate this Agreement under this Article 9, the entire Deposit shall be returned to Buyer, and thereafter neither party shall thereafter have any further rights or obligations hereunder, except as expressly set forth in this Agreement.

ARTICLE 10

MISCELLANEOUS

10.1        Entire Agreement. This Agreement contains the entire agreement of the patties hereto, and supersedes all prior and contemporaneous written and oral agreements between the parties, with respect to the subject matter hereof This Agreement can be amended only by written agreement signed by the parties hereto, and by reference, made a part hereof

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10.2        Assignment. Buyer may not assign this Agreement or its rights hereunder, or delegate any portion of its duties or obligations except with the express written consent of Seller, which may be withheld in Seller's good faith reasonable discretion. Notwithstanding the foregoing, Buyer shall have the one-time right to assign this Agreement without consent from Seller only upon the following conditions: (i) the assignee of Buyer must be an Affiliate of Buyer or an entity which is directly owned or controlled by Buyer or any of Buyer's principals; 00 all of the Deposit must have been delivered in accordance with Section 2.2; (iii) Buyer shall remain primarily liable for the performance of Buyer's obligations under this Agreement that survive the Closing; (iv) the assignee must expressly assume in writing all of Buyer's obligations under this Agreement, and Buyer shall deliver to Seller a copy of the fully executed written assignment and assumption agreement between Buyer and such assignee at least five (5) Business Days prior to Closing; and (v) there shall be no modification of this Agreement other than a change in the named Buyer. This Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the parties hereto.

10.3       Notice. Any notice, communication, request, reply or advice (collectively, "Notice") provided for or permitted by this Agreement to be made or accepted by either party must be in writing. Notice may, unless otherwise provided herein, be given or served (i) by depositing the same in the United States mail, postage paid, certified, and addressed to the party to be notified, with return receipt requested, 00 by depositing the same into custody of a nationally recognized overnight delivery service, (iii) by delivering the same to such party, or an agent of such party, in person or by commercial courier, or (iv) by email or facsimile Of set forth in Section 1.1) transmission. Notice deposited in the mail in the manner hereinabove described shall be effective on the third (3rd) Business Day after such deposit. Notice given in any other manner shall be effective only if and when received by the party to be notified by 6:00 P.M. Pacific Time of any Business Day with delivery made after such hour to be deemed received the following Business Day. Any party giving notice given under clause (iv) shall also concurrently give a copy of such notice under either clauses (ii) or (iii). For the purposes of notice, the addresses of Seller, Buyer, Escrow Holder and Title Company shall, until changed as hereinafter provided, be as set forth in Article 1. The parties hereto shall have the right from time to time to change their respective addresses, and each shall have the right to specify as its address any other address within the United States of America by at least five (5) days' notice to the other party. Notices may be given by a party's legal counsel.

10.4       Time of the Essence. Time is of the essence in all things pertaining to the performance of this Agreement.

10.5        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Florida, without regard to any otherwise applicable principles of conflicts of laws.

10.6       Currency. All dollar amounts are expressed in United States currency.

10.7       Section Headings. The Article and section headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.

10.8       Day and Calculation of Time Periods. The reference to "day" shall mean a calendar day, unless modified to be a Business Day. Unless otherwise specified, in computing any period of time described herein, the day of the act or event on which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is one other than a Business Day, in which event the period shall run until the end of the next Business Day. The last day of any period of time described herein shall be deemed to end at 6:00 p.m. Pacific Time.

10.9       No Recordation. Without the prior written consent of Seller, there shall be no recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto.

3990 Babcock	-25-	Purchase and Sale Agreement

10.10      Severability. If any provision of this Agreement or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

10.11      Construction. The parties acknowledge that with respect to the transactions contemplated herein (a) each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to be effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits thereto; (b) neither party has received from the other any accounting, tax, legal or other advice, and (c) each party has relied solely upon the advice of its own accounting, tax, legal and other advisor.

10.12     Survival. Unless otherwise expressly provided for in this Agreement, the representations, warranties, indemnification obligations and covenants of the parties set forth in this Agreement shall survive consummation of the transaction contemplated by this Agreement and the delivery and recordation of the Deed for a period of nine (9) months after the Closing Date.

10.13     1031 Exchanges. Seller and Buyer acknowledge and agree that the purchase and sale of the Property may be part of a tax-free exchange under Section 1031 of the Code ("Exchange"), for either Buyer or Seller. Each party hereby agrees to take all reasonable steps on or before the Closing Date to facilitate such Exchange if requested by the other party, provided that (a) no party making such accommodation shall be required to acquire any substitute property, (b) such Exchange shall not affect the representations, warranties, liabilities and obligations of the parties to each other under this Agreement, (c) no party making such accommodation shall incur any additional cost, expense or liability in connection with such Exchange (other than expenses of reviewing and executing documents required in connection with such Exchange ), and (d) no dates in this Agreement will be extended as a result thereof. Notwithstanding anything to the contrary contained in the foregoing, if Seller so elects to close the transfer of the Property as an Exchange, then (i) Seller, at its sole option, may delegate its obligations to transfer the Property under this Agreement, and may assign its rights to receive the Purchase Price from Buyer, to a deferred exchange intermediary (an "Intermediary") or to an exchange accommodation titleholder, as the case may be; (ii) such delegation and assignment shall in no way reduce, modify or otherwise affect the obligations of Seller pursuant to this Agreement; (iii) Seller shall remain fully liable for its obligations under this Agreement as if such delegation and assignment shall not have taken place; (iv) Intermediary or exchange accommodation titleholder, as the case may be, shall have no liability to Buyer; (v) the closing of the transfer of the Property to Buyer shall be undertaken by direct deed from Seller (or, if applicable, from other affiliates of Seller whom Seller will cause to execute such deeds) to Buyer or to exchange accommodation titleholder, as the case may be; and (vi) Seller shall indemnify, protect, defend and hold harmless Buyer from and against any and all liability, costs and expenses arising from and out of such Exchange by Seller. Notwithstanding anything to the contrary contained in the foregoing, if Buyer so elects to close the acquisition of the Property as an Exchange ,then (A) Buyer, at its sole option, may delegate its obligations to acquire the Property under this Agreement, and may assign its rights to receive the Property from Seller, to an Intermediary or to an exchange accommodation titleholder, as the case may be; (B) such delegation and assignment shall in no way reduce, modify or otherwise affect the obligations of Buyer pursuant to this Agreement; (C) Buyer shall remain fully liable for its obligations under this Agreement as if such delegation and assignment shall not have taken place; (D) Intermediary or exchange accommodation titleholder, as the case may be, shall have no liability to Seller; (E) the closing of the acquisition of the Property by Buyer or the exchange accommodation titleholder, as the case may be, shall be undertaken by direct deed from Seller (or, if applicable, from other affiliates of Seller whom Seller will cause to execute such deeds) to Buyer or to exchange accommodation titleholder, as the case may be; and (F) Buyer shall indemnify, protect, defend and hold harmless Seller from and against any and all liability, costs and expenses arising from and out of such Exchange by Buyer. No party participating in an Exchange transaction pursuant to this Section 10.13 shall make any representation or warranty to the other party concerning the tax treatment of such transaction

3990 Babcock	-26-	Purchase and Sale Agreement

10.14     Waiver of Trial by Jury. EACH PARTY TO THIS AGREEMENT EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY. THE PARTIES AGREE THAT THE PROVISIONS CONTAINED HEREIN HAVE BEEN NEGOTIATED ON AN ARMS-LENGTH BASIS, WITH BOTH PARTIES AGREEING TO THE SAME KNOWINGLY AND BEING AFFORDED THE OPPORTUNITY TO HAVE THEIR RESPECTIVE LEGAL COUNSEL ADVISE THEM AS TO THE MATTERS CONTAINED HEREIN.

10.15     No Joint Venture. Nothing in this Agreement shall be construed to create a joint venture between Buyer and Seller.

10.16     No Third Party Beneficiaries. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Buyer only and are not for the benefit of any third party. Nothing in this Agreement is intended to benefit any third party or create any third party beneficiary.

10.17     No Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, nor shall a waiver in any instance constitute a waiver in any subsequent instance. No waiver shall be binding unless executed in writing by the party making the waiver.

10.18     Further Acts. Each party, at the request of the other, shall execute, acknowledge or have notarized Of appropriate) and deliver in a timely manner such additional documents, and do such other additional acts, also in a timely manner, as may be reasonably required in order to accomplish the intent and purposes of this Agreement.

10.19     Not an Offer. Presentation of any draft of this Agreement by one party to the other shall not be deemed an offer, and this Agreement shall only become a binding and enforceable contract upon execution hereof by both parties.

10.20     Counterparts. This Agreement may be executed in two or more counterparts, each of which is deemed an original, but all of which when taken together shall constitute one agreement.

10.21     Signatures and Delivery. Signatures to this Agreement transmitted by telecopy or scan/email, as well as signatures effectuated electronically by means of DocuSign eSignature or other similar computer software or application, shall be valid and effective to bind the party so signing. Each party agrees, upon written request, to promptly deliver an execution original of this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement.

3990 Babcock	-27-	Purchase and Sale Agreement

10.22     Insurance.              If a hurricane, hazardous weather condition, or other condition outside the control of Buyer causes insurers generally to suspend issuance of insurance binders and coverage for properties in the vicinity of the Property, such that Buyer would be unable to obtain full replacement value insurance coverage on the Property at commercially reasonable rates as a result of such condition effective on the Closing Date, then Buyer shall be entitled to extend the Closing Date until such time that the condition passes and insurers generally are no longer suspending the issuance of insurance binders and coverage for properties in the vicinity of the Property but in no event later than February 28, 2017.

10.23     RADON GAS DISCLOSURE. RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT.

10.24     ENERGY DISCLOSURES.

10.24.1 Rating System Brochure. In accordance with the requirement of Section 553.996 of the Florida Statutes, Purchaser hereby acknowledges that Purchaser has received a copy of the Energy Efficiency Rating System Brochure prepared by the Department of Community Affairs and the following notice is given to Purchaser:

ENERGY: Purchaser may have the energy efficiency of the building being purchased determined.

10.24.2 Coastal Construction Control Line. If applicable, pursuant to Section 161.57(3) of the Florida Statues, Purchaser waives the right to obtain from Seller an affidavit with respect to, or a survey meeting the requirements of Chapter 472 of the Florida Statues delineating, the location of the coastal construction control line on the Property

[SIGNATURE PAGE TO FOLLOW]

3990 Babcock	-28-	Purchase and Sale Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date indicated below.

SELLER:

DATE:	11/16/16	BE. MELBOURNE DELAWARE, LLC,
a Delaware limited liability company

In By:
Arsalan Gozini, Manager

BUYER:

DATE:		RICH UNCLES NNN OPERATING
PARTNERSHIP, LP, a Delaware limited
partnership

		By:	Rich Uncles NNNRET, Inc.,
a Maryland corporation, its
General Partner

		By:	/s/ HAROLD HOFER
		Name:	HAROLD HOFER
		Title:	CEO

3990 Babcock	-29-	Purchase and Sale Agreement

JOINDER BY ESCROW HOLDER

1(kSt lAeiZt(Abst lidsughhtUL a.142t,Wi

Chieago-fitte-Gomparty, referred to in this Agreement as the "Escrow Holder," hereby acknowledges that it received this Agreement executed by Seller and Buyer on i ii o Ii 2016, and accepts and agrees to perform each and all of the obligations of and instructions for the Escrow Holder as set forth herein.

DATE: liOvEDAbER ,2016	By:	.Pi4CA1P‘r
	Name:	im-[1] •SE:RIKAKu
	Title:	Escrow Officer

Address:	5. iithUlf:RoPi SI, 51417E 4ob
LeS h06‘Eutc) CA OW

3990 Babcock	-30-	Purchase and Sale Agreement

LIST OF EXHIBITS

Exhibit "A"	Legal Description of Property
Exhibit "B"	List of Documents Provided by Seller
Exhibit "C"	Deed
Exhibit "D"	Bill of Sale
Exhibit "E"	Non-Foreign Affidavit
Exhibit "F"	Assignment of Lease
Exhibit "G"	Tenant Estoppel Certificate

3990 Babcock	List of Exhibits	Purchase and Sale Agreement

EXHIBIT "A"

PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

(3990 S. BABCOCK ST, MELBOURNE, FL)

LEGAL DESCRIPTION OF LAND

[to be provided by Title Company]

3990 Babcock	Exhibit "A" - Page 1	Purchase and Sale Agreement

EXHIBIT "B"

PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

(3990 S. BABCOCK ST MELBOURNE FL)

CERTAIN DOCUMENTS TO BE MADE AVAILABLE FOR REVIEW BY BUYER

(1)          originals or copies of the Lease, including all amendments thereto, and all related correspondence;

(2)          originals or copies of all Contracts;

(3)          any and all plans and specifications and interior space plans relating to the Property;

(4)          any and all soils reports relating to the Property;

(5)          any and all environmental site assessments related to the Property;

(6)          any ALTA or other survey of the Land and Improvements in Seller's possession;

(7)          copies of the most recent real and personal property tax bills for the Property;

(8)          all licenses and permits relating to the Property, including, but not limited to, certificates of occupancy

(9)          an inventory of the Personal Property;

(10)        a rent roll dated no earlier than November I, 2016, certified as true and correct by Seller setting forth the list of current tenants and for each tenant the unit number, lease commencement date, lease expiration date, size of premises, monthly rent, security deposit, monthly common area maintenance charges, and any delinquency;

(11)        copies of the last twelve (12) months' utility bills for the Property;

(12)        monthly operating reports for the Property for the two most recent years and the current year to date through the most recent full month; and

(13)        any notices of non-compliance affecting the Property issued by any governmental authority.

3990 Babcock	Exhibit "B" - Page 1	Purchase and Sale Agreement

EXHIBIT "C"

PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

(39905. BABCOCK ST MELBOURNE, FL)

DEED

This instrument prepared by
(and after recording return to):

Property Appraiser's Parcel
Identification Number: _______________

SPECIAL WARRANTY DEED

________________________ a ______________________ ("Grantor"), whose mailing address is _____________________________, in consideration of ten dollars ($10.00) and other valuable considerations received from _________________________, a ("Grantee"), whose mailing address is ______________ _______________________________, hereby grants and conveys to Grantee the real property in _________________ County, _____________ , described on the attached Exhibit A, (the "Property") along with any rights, privileges, hereditaments, appurtenances thereto or in any way appertaining to such real property.

This conveyance is subject to real estate taxes and assessments for 20 and subsequent years, and the matters described on Exhibit B (without the intent of re-imposing same) (the "Permitted Exceptions").

AS A MATERIAL PART OF THE CONSIDERATION FOR THIS SPECIAL WARRANTY DEED AND THE CONVEYANCE OF THE PROPERTY, GRANTEE HEREBY AGREES THAT OTHER THAN AS EXPRESSLY PROVIDED OR REPRESENTED HEREIN OR IN THAT CERTAIN PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS EFFECTIVE AS OF __________________, BY AND BETWEEN GRANTOR AS SELLER AND GRANTEE AS BUYER (THE "PURCHASE AND SALE AGREEMENT"), THE CONVEYANCE OF THE SUBJECT PROPERTY IS MADE ON AN "AS IS, WHERE IS AND WITH ALL FAULTS" BASIS, AND GRANTEE EXPRESSLY ACKNOWLEDGES AND AGREES THAT GRANTOR AND GRANTOR'S AGENTS, EMPLOYEES, PROPERTY MANAGER, ATTORNEYS, AND CONTRACTORS (COLLECTIVELY, "GRANTOR'S REPRESENTATIVES") HAVE NOT MADE, DO NOT MAKE AND SPECIFICALLY DISCLAIM ANY AND ALL REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS, STATEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER (EXCEPT ONLY THE WARRANTY OF TITLE EXPRESSLY SET FORTH HEREIN AND ANY REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THE PURCHASE AND SALE AGREEMENT), WHETHER STATUTORY, EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO: (A) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY; INCLUDING THE EXISTENCE OF ANY ENVIRONMENTAL HAZARDS OR TOXIC SUBSTANCES OR CONDITIONS; (B) TI1E USE, INCOME POTENTIAL, EXPENSES, MAINTENANCE, OPERATION, CHARACTERISTICS OR CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, INCLUDING WITHOUT LIMITATION, WARRANTIES OF SUITABILITY, TENANTABILITY, HABITABILITY, MERCHANTABILITY, DESIGN OR FITNESS FOR ANY SPECIFIC PURPOSE OR A PARTICULAR PURPOSE, OR GOOD AND WORKMANLIKE CONSTRUCTION; (C) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (D) THE PRESENCE OF ANY ENDANGERED OR THREATENED SPECIES ON THE PROPERTY, AS WELL AS THE SUITABILITY OF THE PROPERTY AS A HABITAT FOR ANY OF THOSE SPECIES; (E) OTHERWISE WITH RESPECT TO THE PROPERTY; (F) THE ENVIRONMENTAL CONDITION OF THE PROPERTY AND THE PRESENCE OR ABSENCE OF OR CONTAMINATION BY HAZARDOUS MATERIALS, MOLD OR OTHER HAZARDOUS SUBSTANCES, OR THE COMPLIANCE OF THE SUBJECT PROPERTY WITH ALL REGULATIONS OR LAWS PERTAINING TO HEALTH, SAFETY OR THE ENVIRONMENT; OR (G) THE SOIL CONDITIONS, DRAINAGE, GROUNDWATER CONDITION, FLOODING CHARACTERISTICS, UTILITIES OR OTHER CONDITIONS EXISTING IN, ON OR UNDER THE PROPERTY.

3990 Babcock	Exhibit "C" - Page 1	Purchase and Sale Agreement

TO HAVE AND TO HOLD the Property, as aforesaid, unto Grantee, its successors and assigns, forever; and Grantor does hereby bind itself and its successors and assigns, to SPECIALLY WARRANT AND FOREVER DEFEND all and singular the Property, subject to the Permitted Exceptions, unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof, by, through or under Grantor but not otherwise.

[SIGNATURE PAGE TO FOLLOW]

3990 Babcock	Exhibit "C" - Page 2	Purchase and Sale Agreement

IN WITNESS WHEREOF, Grantor has executed this Special Warranty Deed on the date below.

GRANTOR

Signed and sealed in the presence of:	a

By:
(Print Name):	Its:

(Print Name):

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA COUNTY OF LOS ANGELES	SS:

On _______________, 2016 before me, __________________________ (here insert name of the officer), Notary Public, personally __________________, who proved appeared ___________________________ name(s) is/are subscribed to the within to me on the basis of satisfactory evidence to be the person(s) whose the same in his/her/their authorized the instrument and acknowledged to me that he/she/they executed person(s), or the entity upon behalf capacity(ies), and that by his/her/their signature(s) on the instrument of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.
Signature of Notary Public

[Seal]

3990 Babcock	Exhibit "C" - Page 3	Purchase and Sale Agreement

EXHIBIT "D"

PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

(3990 S. BABCOCK ST, MELBOURNE, FL)

BILL OF SALE AND GENERAL ASSIGNMENT

This BILL OF SALE AND GENERAL ASSIGNMENT ("Assignment") is made and entered into as of the day of _________________, 2016, by and between _______________., a __________________ limited liability company ("Assignor") and _______________, a __________________ ("Assignee").

RECITALS:

A.        Assignor and Assignee entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated November , 2016 ("Agreement") with respect to the sale of the "Property" described therein.

B.        Assignor desires to assign and transfer to Assignee all of Assignor's right, title and interest in and to the Intangible Property and Personal Property, as such terms are defined in the Agreement, and in and to those Contracts (as such term is defined in the Agreement) identified on attached "Schedule 1" (the "Identified Contacts"), and Assignee desires to accept such assignment and to assume and perform all of Assignor's covenants and obligations regarding such Intangible Property, Personal Property and Identified Contracts.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.        Assignor hereby assigns and transfers to Assignee all of Assignor's right, title and interest in and to the Intangible Property, Personal Property and Identified Contracts.

2.        Assignee hereby accepts the above assignment and expressly assumes and covenants to keep, perform, fulfill and discharge all of the terms, covenants, conditions and obligations required to be kept, performed, fulfilled and discharged by Assignor regarding the Intangible Property, Personal Property and Identified Contracts.

3.        Assignee agrees to indemnify Assignor and hold Assignor harmless from and against any and all claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, the "Losses") brought by a third party and asserted against Assignor by reason of or arising out of any failure by Assignee to perform or observe the obligations, covenants, terms and conditions assumed by Assignee hereunder arising in connection with the Intangible Property, Personal Property and Identified Contracts and related to the period on or after the date hereof. Assignor agrees to indemnify Assignee and hold Assignee harmless from and against any and all Losses brought by a third party and asserted against Assignee by reason of or arising out of any failure by Assignor to perform or observe the obligations, covenants, terms and conditions under the Intangible Property, Personal Property and Identified Contracts and related to the period prior to the date hereof.

4.        As a material part of the consideration for this sale, Assignor and Assignee agree that Assignee is taking the Intangible Property and Personal Property "AS IS" and that there are no representations, disclosures, or express or implied warranties except those contained in the Agreement and this Assignment. Assignee has not relied on any information other than Assignee's inspection and the representations and warranties expressly contained in the Agreement and this Assignment.

3990 Babcock	Exhibit "D" - Page 1	Purchase and Sale Agreement

5.        This Assignment may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one and the same instrument, and shall be binding and effective when all parties hereto have executed and delivered at least one counterpart.

6.        The terms and provisions of this Assignment shall be binding upon and inure to the benefit of the respective parties hereto, and their respective successors and assigns.

IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Assignment as of the day and year first above written.

"Assignor"
a

By:
Name:
Title:

"Assignee"
a

By:
Name:
Title:

3990 Babcock	Exhibit "D" - Page 2	Purchase and Sale Agreement

SCHEDULE 1 TO BILL OF SALE AND GENERAL ASSIGNMENT

IDENTIFIED CONTRACTS

[Schedule of Identified Contracts to be approved by Assignee during Inspection Period]

3990 Babcock	Exhibit "D" - Page 1	Purchase and Sale Agreement

EXHIBIT "E"

PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

(3990 S. BABCOCK ST, MELBOURNE, FL)

NON-FOREIGN PERSON CERTIFICATE

To inform ________________________, a ____________________ ("Transferee"), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), will not be required upon the transfer of certain real property, located in the City of _________________,County of ____________________, State of ___________ to Transferee, by ______________________, a __________________ ("Transferor"), Transferor hereby certifies to Transferee:

1.          Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

2.          Transferor's U.S. tax identification number is ; and

3.          Transferor's office address is do B.H. Management, PO Box 49993, Los Angeles, CA 90049.

Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Transferor understands that Transferee is relying on this Certification in determining whether withholding is required upon said transfer.

Under penalty of perjury the undersigned declare that they have examined this Certification and to the best of their knowledge and belief it is true, correct and complete, and they further declare that they have authority to sign this Certification on behalf of Transferor.

a

By:
Name:
Title:

3990 Babcock	Exhibit "E" - Page 1	Purchase and Sale Agreement

EXHIBIT "F"

PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

(3990 S. BABCOCK ST, MELBOURNE, FL)

ASSIGNMENT AND ASSUMPTION OF LEASE

This ASSIGNMENT AND ASSUMPTION LEASE ("Assignment") is made and entered into as of the day of _______________, 2016, by and between _________________ ("Assignor") and _____________, a ____________________ ("Assignee").

RECITALS:

A.         Assignor, as seller, entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated November       , 2016 ("Agreement"), with respect to the sale and purchase of the "Property" described therein. All capitalized terms used herein and not defined herein shall have the meaning ascribed thereto in the Agreement.

B.         Assignor desires to assign and transfer to Assignee all of Assignor's right, title and interest in and to that certain [Lease dated     ,between Assignor, as landlord, and Northrop Grumman Systems Corporation, as tenant] ( the "Lease"), and Assignee desires to accept such assignment and assume the Lease on the terms hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

I.          The "Effective Date" of this Assignment shall be the Closing Date of the sale and purchase of the Property.

2.          As of the Effective Date, Assignor hereby assigns and transfers to Assignee all of Assignor's right, title and interest in and to the Lease and the security deposit (except to the extent such security deposit have been applied by Assignor pursuant to the terms of the Lease).

3.          Assignee hereby accepts the above assignment and expressly assumes and covenants to keep, perform, fulfill and discharge all of the terms, covenants, conditions and obligations required to be kept, performed, fulfilled and discharged by Assignor, as lessor, under and with respect to the Lease from and after the Effective Date of this Assignment.

4.          Assignor agrees to protect, defend and indemnify Assignee from and against brokerage commissions for which Seller is responsible under Section 1 above, any and all claims, damages, liabilities, judgments, demands, costs and expenses (Including without limitation, reasonable attorneys' fees and costs, and court costs) (collectively, the "Costs"), under the Lease or with respect to the Security Deposit arising and accruing prior to the Assignment Date.

5.          Assignee agrees to protect, defend and indemnify Assignor from and against any and all claims, damages, liabilities, judgments, demands, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, under the Lease which arise or accrue on or after the Assignment Date in connection with the obligations assumed by Assignee hereunder.

6.          This Assignment may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one and the same instrument, and shall be binding and effective when all parties hereto have executed and delivered at least one counterpart.

3990 Babcock	Exhibit "F" - Page 1	Purchase and Sale Agreement

7.          The terms and provisions of this Assignment shall be binding upon and inure to the benefit of the respective parties hereto, and their respective successors and assigns.

[SIGNATURES ON FOLLOWING PAGE]

3990 Babcock	Exhibit "F" - Page 2	Purchase and Sale Agreement

IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Assignment as of the day and year first above written.

Assignor:

By.
Name:
Title:

Assignee: ______________________________, a

By:
Name:
Its:

3990 Babcock	Exhibit "F" - Page 3	Purchase and Sale Agreement

EXHIBIT "G"

PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

(3990 S. BABCOCK ST, MELBOURNE, FL)

FORM OF TENANT ESTOPPEL CERTIFICATE

TO:         [Purchaser name and address]

Re:         Lease between Northrop Grumman Systems Corporation, a _____________, as tenant ("Tenant") and _________________, a _________________ ("Landlord")

Ladies and Gentlemen:

This estoppel certificate is delivered by Tenant to ___________________ ("Purchaser") in connection with its contemplated purchase of certain real property commonly known as the ________________ located in __________________ ("Property") from Landlord. Tenant hereby certifies the following information to Landlord, Purchaser and any assignee of Purchaser who purchases the Property from Landlord, any lender that finances the acquisition of the Property on behalf of Purchaser or its assignee, and each of their respective successors and assigns ("Reliance Parties"). Each of the Reliance Parties may rely on the information set forth below in connection with its purchase of the Property or any loan secured by the Property, as applicable.

1.           Attached as Exhibit 1 is a complete and accurate copy of the Lease and all amendments or modifications thereto: [insert list of all lease documents] .

2.           The Lease contains the entire agreement between Landlord and Tenant regarding the Property, is in good standing and in full force and effect and has not been modified or amended, except as described in item #1 above, and has not been cancelled or terminated in whole or in part.

3.           The Property being leased by Tenant consists of ___________ square feet Property.

4.           The initial term of the Lease commenced on and will terminate on ___________________. Tenant has no options to extend the term of the Lease, except as set forth in the Lease.

5.           Tenant has paid Landlord a security deposit under the Lease in the amount of $______ [or] has delivered to Landlord a letter of credit in the amount of $ _________

6.           Current base monthly rental under the Lease is $  which has been paid through and including _________________, 20. The Lease requires Tenant to pay its pro rata share of real estate taxes and operating expenses for the Property. Tenant is obligated to pay all other sums and additional rent as stated in the Lease and Tenant's payments of such amounts are current.

7.           Tenant is not and, to the best knowledge of Tenant, Landlord is not in default under the Lease nor are there any existing conditions which, upon the giving of notice or lapse of time or both, would constitute a default under the Lease and Tenant has no existing claims or defenses to enforcement of this Lease or any related guaranty except as follows: ____________________________________________ [([space is left blank, the word "none" is deemed to have been inserted] .

3990 Babcock	Exhibit "G" - Page 1	Purchase and Sale Agreement

8.           Tenant is not entitled to and does not claim any deductions, offsets or credits against the payment of rent due under the Lease now or in the future, except as follows:

9.           Tenant has no options or rights of first refusal with respect to purchasing any interest in all or any portion of, or any interest in the Property.

10.         Tenant has no options or rights of first refusal with respect to renting additional space in the Property, except as follows:_________________________________________________ fif space is left blank, the word "none" is deemed to have been inserted].

11.         Tenant's leasehold interest under the Lease has not been assigned, hypothecated, or pledged as security, except as follows: ___________________________________________________________ [([space is left blank, the word "none" is deemed to have been inserted]

12.         The Lease and each and every term, condition, covenant and agreement, including, without limitation, the agreement to pay rent, are binding on the Tenant.

13.         There is no sublease of any portion of the Property or assignment of Tenant's interest under the Lease currently in effect, except as follows: ___________________________________________________________ [([space is left blank, the word "none" is deemed to have been inserted]

14.          The Property and all improvements located thereon have been delivered to Tenant in the condition required under the Lease, Tenant has Accepted and occupies the Property and all improvements located thereon, and Landlord has fully completed all construction and improvements to the Property required to be completed by Landlord under the Lease. Landlord has fulfilled all obligations to finance or provide an allowance for improvements to the Property and no additional allowances will be due from Landlord unless Tenant exercises a right to renew or to expand the premises and in that case only as set forth in the Lease, except as follows [([space is left blank, the word "none" is deemed to have been inserted] ..

15.          To Tenant's current, actual knowledge, there has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization of arrangement under the bankruptcy laws of the United States, or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant.

EXECUTED and effective as of __________, 20

[insert signature block]

3990 Babcock	Exhibit "G" - Page 2	Purchase and Sale Agreement

EXHIBIT 1 TO TENANT ESTOPPEL CERTIFICATE

COMPLETE COPY OF LEASE

[See Attached]

3990 Babcock	Exhibit "G" - Page 3	Purchase and Sale Agreement